                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule
      14a-12

                            SECTOR COMMUNICATIONS, INC.
                 ----------------------------------------------
                 Name of Registrant as Specified In Its Charter

                            SECTOR COMMUNICATIONS, INC.
                   -----------------------------------------
                    Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[x]  $ 125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1) or
     14a-6(j)(2).
[ ] $ 500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee Computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:_______________________________________________
     (2) Aggregate number of securities to which transaction applies:_______________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:___________
     (4) Proposed maximum aggregate value of transaction:_______

* Set forth the amount on which the filing fee is calculated and state how it was determined

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:________________________________
     (2)  Form, Schedule or Registration Statement No.:__________
     (3)  Filing Party:__________________________________________
     (4)  Date Filed:____________________________________________

                    [Sector Communications, Inc, Letterhead]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 19, 1996

To the Shareholders of Sector Communications, Inc:

The annual meeting of shareholders (the "Annual Meeting") of Sector Communications, Inc., a Nevada Corporation ("The Company") will be held on Monday, August 19, 1996, at 10:00 AM local time, at the Company's principal executive office located at 7601 Lewinsville Road, Suite 200, McLean, Virginia for the following purposes:

1) To elect Directors for the ensuing year and until their successors are elected.

2) To transact such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on July 22, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments or postponements thereof. The Company's Form 10-KSB for the fiscal year ended February 28, 1996, proxy statement and accompanying form of proxy are being mailed to the shareholders commencing on or about July 26, 1996.

It is always important for you, as a shareholder to vote.


By the Order of the Board of Directors,



Jeff Shear, Secretary

McLean, Virginia
July 26, 1996

*******************************************************************

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

*******************************************************************

                          SECTOR COMMUNICATIONS, INC.

                                PROXY STATEMENT


INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders to be held on Monday, August 19, 1996 at 10:00 AM local time at the Company's principal executive office located at 7601 Lewinsville Road, Suite 200, McLean, Virginia, or any adjournments thereof. The Company's Form 10-KSB for the fiscal year ended February 28, 1996, proxy statement and accompanying form of proxy are being mailed to the shareholders commencing on or about July 26, 1996.

RECORD DATE AND SHARES OUTSTANDING

Only shareholders of record at the close of business on July 22, 1996, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on June 17, 1996, the Company had outstanding 28,061,465 shares of Common Stock which constitute all of the voting securities of the Company. Holders of the majority of the outstanding shares of Common Stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A shareholder list, as of record date, will be available for examination by shareholders at the annual meeting.

REVOCABILITY OF PROXIES

Any shareholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

VOTING AND SOLICITATION

Each share is entitled to one vote on each proposal that comes before the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting. However, abstentions are counted as votes against a proposal for purpose of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for such purpose.

The Company will bear the entire cost of solicitation, including preparation, assembling and mailing this proxy statement, the proxies and any additional material which may be furnished to shareholders. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Company Common Stock. The original solicitation of proxies by mail may be supplemented by telephone, telegram and/or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for such services.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors proposes the election of the following four directors. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's death, resignation or removal. Each nominee listed below is currently a director of the Company. The information furnished below and in the table of security ownership by certain beneficial owners and management, with respect to the nominees, has been provided to the Company by such nominees.

Name                     Age   Position with the Company
- -----------------------  ---  ---------------------------

Theodore J. Georgelas     49  Director, President and CEO

S. Allan Kline            75  Director

Jeff Shear                55  Director

Roger Hedin               35  Director, Vice President

Theodore J. Georgelas became President and Chief Executive Officer effective
- ---------------------
January 17, 1996, and was elected as Chairman of the Board of Directors of the Company at that time. Mr. Georgelas has been the Manager/Member of G & S International L.C. (Developers of commercial, retail, industrial and residential properties both domestically and internationally) for at least the last five years. He serves on the Executive Committee and Board of United Bankshares, Inc. and is Chairman of the Board of one of its subsidiaries, United Bank (Virginia). He is a cofounder of a cellular telephone business in Delaware and a cofounder of dbe Software, Inc. ("DBE"), a software company marketing a database utility programming tool. The Company has entered into a Definitive Investment and Option to Merge Agreement for the acquisition of up to 100% of the capital stock of DBE (see "Certain Transactions").

Mr. S. Allan Kline was a founder of the Company and its president from inception
- ------------------
until January 1994 and has been a director since inception. Since 1988, he has been a director and is currently the president of Biomyne, Inc., a corporation which is the general partner of Biomyne North Company. He is also a general partner of Biomyne Technology Company, which owns 100% of the capital stock of Biomyne Inc., and which is the 71.8% limited partner in Biomyne North Company. Biomyne North Company holds 3,049,681 shares of common stock of the Company.
Mr. Kline is a director of Xicor, Inc. a company in the semiconductor business, and of Senetek PLC, an English company engaged in sponsored research in the life sciences and biotechnology fields. Mr. Kline holds a degree in physics from the University of Chicago, an engineering degree from the Illinois Institute of Technology, and a LL.D. from Yale University.

Mr. Jeff Shear has been a director of the Company since March 31, 1993.  Since
- --------------
1978 he has been president of Shear Kershman Labs, a consulting company for new products for food and pharmaceutical companies. He was formerly chairman and chief executive officer of Pharmaceutical Delivery Systems, a company which manufactured and marketed pharmaceuticals. Mr. Shear has a B.S. degree in chemical engineering from Washington University.

Mr. Roger Hedin has been a director of the Company since February 16, 1995 and
- ---------------
was elected vice president of the Company in January 1996.   Mr. Hedin was also
a director of the Company from March 31, 1993 to November 1, 1993. He has been involved with private businesses in Europe during the last seven years. Prior to that time he was active in a corporate development division of ASEA in Sweden. Mr. Hedin has studied engineering and economics at the Institute of Technology in Linkoping and at the University of Linkoping.

Board Compensation
- ------------------

Directors, with the exception of Mr. Georgelas, receive a monthly fee of $ 2,000, and are reimbursed for out-of-pocket expenses incurred in their capacity as members of the Board of Directors.

Effective June 17, 1996, the Board of Directors issued 500,000 shares of post-split Common Stock to Theodore Georgelas, President and Chief Executive Officer under an Employment Agreements, and 166,666 shares of post-split Common Stock to each of Roger Hedin, Jeff Shear and S. Allan Kline, all current directors of the Company. These shares were all fully vested upon issuance. None of the above shares of Company Common Stock will be registered by the Company, however, the Company has provided for piggyback registration rights in connection with these shares.

Board Meetings and Committees of the Board
- ------------------------------------------

The Board of Directors met fifteen times during the year ended February 28, 1996. In fiscal year 1996, the Board as a whole acted as the Compensation and Stock Options Committee and the Audit Committee. The function of the Compensation and Stock Options Committee is to propose and review the compensation policies of the Company and to administer the Company's Stock Option Plans. The Audit Committee's purpose is to consult with the Company's independent auditors concerning their audit plans, the results of the audit, the Company's accounting principles and the adequacy of the Company's general accounting controls. Each director, with the exception of Mr. Georgelas who missed one meeting, participated in 100% of the meetings of the Board while a director. Mr. Schultz, who resigned as President, Chief Executive Officer and as a director on May 1, 1995, and Mr. Heinz Schimmelbusch, who resigned as a director in January 1996, participated in one of the two meetings and in one of the twelve meetings, respectively, held prior to their resignations during the year ended February 28, 1996.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of June 17, 1996; (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (ii) by each of the Company's executive officers named in the Summary Compensation Table; (iii) by each of the Company's directors; and (iv) by all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the common stock shown as being beneficially owned by them.

                                    Number            Percent
                                ------------          --------

Telecom Partners Ltd            16,000,000 (1)         57.02%
1350 Beverly Road, #115-339
McLean, Va 22102

S. Allan Kline                   3,390,557 (2)         12.08%
1415 Bay Laurel Drive
Menlo Park, Ca.

Biomyne North Company            3,049,681 (3)         10.87%
c/o S. Allan Kline
1415 Bay Laurel Drive
Menlo Park, Ca.

Theodore Georgelas                 500,000 (4)          1.78%
7601 Lewinsville Road, Ste 200
McLean, Va.  22102

Jeff L. Shear                      172,378 (5)          0.61%
1421 Wildhorse Parkway
Chesterfield, Mo  63005

Roger Hedin                        166,666 (6)          0.59%
Es Pouet, Son Pieras

Calvia, Mallorca, Espana

All Officers and Directors       4,229,102 (2,3,4,5,6) 15.07%
 as a group (4 persons)

(1) Shares received on June 17, 1996 in exchange for 100% of the capital stock interest in Global Communications Group, Inc. acquired by the Company on that date.

(2) Consists of 340,376 shares held directly by Mr. Kline and 3,049,681 shares held by Biomyne North Company. Biomyne Technology Company, of which Mr. Kline is the sole general partner, is the sole shareholder of Biomyne, Inc. Biomyne Inc. is the general partner of Biomyne North Company. Mr. Kline is also the president and sole director of Biomyne, Inc. Biomyne Technology is the 71.8% limited partner of Biomyne North Company. Mr. Kline is also a 0.1667% limited partner of Biomyne North Company.

(3) Biomyne North Company, a limited partnership, holds 3,049,681 shares of common stock received as part consideration for the transfer of its mining claims to Aurtex on August 9, 1991.

(4) Consists of 500,000 shares received by Mr. Georgelas on June 17, 1996 and held directly by him.

(5) Consists of 166,666 shares received by Mr. Shear on June 17, 1996 held directly by him and the right to purchase of 5,711 shares issuable on the exercise of presently exercisable warrant.

(6) Consists of 166,666 shares received by Mr. Hedin on June 17, 1996 and held directly by him.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation of the current Chief Executive Officer of the Company in the fiscal year ended February 28, 1996. The table includes compensation paid to Mr. Grabowski, Mr. Silver and Mr. Schultz all of who also served in such capacity during the fiscal year ended February 28, 1996. No Executive officers of Aurtex received cash compensation of salary and bonus of more than $ 100,000 due such fiscal year as an executive officer.

                           Summary Compensation Table
                           --------------------------

Long-Term
                                            Compensation  Awards
                            ----------------------------------------------------
                                                        Restricted   Securities
                            Annual Compensation  Stock               Underlying
                            -------------------
Name                              Salary         Bonus   Awards(#)   Options (#)
- --------------------------  -------------------  -----  -----------  -----------
Theodore Georgelas(1)            $ 15,000         $0       0              0
President and CEO

Armin Grabowski(2)                 14,000          0       0              0
Former President and CEO

Douglas Silver(3)                 120,000          0       0              0
Former President and CEO

Trevor Schultz (4)                130,150          0       0              0
Former President and CEO


(1) On January 17, 1996, Mr. Theodore J. Georgelas was appointed Chairman of the Board of Directors and President and CEO of Aurtex, Inc. Mr. Georgelas' annual base salary is $120,000. Effective June 17, 1996, upon the purchase of 100% of the outstanding capital stock of Global Communications Group, Inc. and completion of the reverse stock split the Company issued to Mr. Georgelas, in connection with his employment agreement, 500,000 fully vested shares of post split Company Common Stock. None of the above shares Company Common Stock will be registered by the Company, but be subject to piggyback registration rights.

(2) Mr. Armin Grabowski, who was appointed Chairman of the Board of Directors, President and CEO of Aurtex, Inc. on November 22, 1995 resigned from the Board of Directors as well as all of his positions in the Company effective January 1, 1996 because of increased commitments in Germany.

(3) Mr. Silver's employment with the Company began on June 1, 1995. At that time he was appointed President and Chief Executive Officer, and elected to the Board of Directors of Aurtex. In connection with the appointment of Mr. Grabowski, Mr. Silver stepped down as the Company's Chief Executive Officer and as a director but remained President. Mr. Silver resigned as President on December 1, 1995. In connection with Mr. Silver's resignation, the Company entered into a Severance Agreement with him and he received payment of $50,000 in full satisfaction of any potential severance obligations the Company had under his Employment Agreement. This amount is included in the above summary compensation table. The unvested portion of Mr. Silver's outstanding stock option was canceled upon his resignation, and the vested portion expired, unexercised on February 29, 1996.

(4) Mr. Schultz's employment with the Company began in December of 1993. He was appointed as President and Chief Executive Officer, and elected to the Board of Directors on January 5, 1994. On May 1, 1995, Mr. Trevor Schultz resigned as President, Chief Executive Officer and as a Director of the Company for personal reasons. Concurrent with Mr. Schultz's resignation, the Company entered into a Consulting Agreement with him which provided for, amoung other things, a severance payment of $104,720 on May 1, 1995, which amount is included in the above summary compensation table, and for monthly payments of $6,000 during the consulting period. Mr. Schultz was paid monthly payments totaling $18,000 during the year ended February 28, 1996. The Consulting Agreement also provided that all stock options granted to Mr. Schultz which were not exercised on May 1, 1995 become fully exercisable and that the Company register on a Form S-8 registration statement the common stock issuable on the exercise of unexercised options held by Mr. Schultz. Mr. Schultz purchased 300,000 shares through the exercise of his stock options during the year ended February 29, 1996. The Consulting Agreement terminated when Mr. Schultz obtaining full time employment.

                              CERTAIN TRANSACTIONS

Transactions with Biomyne Entities
- ----------------------------------

On August 9, 1991, the Company entered into an agreement with Biomyne Inc. ("BI"), as the general partner of Biomyne North Company ("BNC"), for the transfer by quitclaim deed of BNC's mining claims located in Idaho in exchange for 1,500,000 shares of Convertible Series A Preferred Stock (converted to 8,010,000 shares of common stock), and the assumption of $517,467 of unpaid exploration, instrument development, and administrative costs which were incurred by BNC, Biomyne Technology Company ("BTC") and BI prior to August 9, 1991. In addition, if there is a future arrangement with a mining company relating to these claims, 45% of the first $ 15,000,000 shall be paid to BNC and the remaining 55% paid to the Company.

Also on August 9, 1991, the Company entered into a license agreement with BTC relating to the proprietary methods and apparatus used in performing the rapid assay of gold and other minerals. This agreement provides the Company with a worldwide exclusive license for the Licensed Technology developed by BTC and any Additional Licensed Technology developed by either The Company or BTC. The Company, in consideration for entering into this agreement, has agreed to pay to BTC a royalty of five percent of the gross revenues received from the manufacture, sale, or use of the Licensed Technology in providing services to third parties.

The Company offsets against the funds advanced from BNC, with the funds that it advances to Biomyne Exploration Company ("BEC"), a partnership whose general partner is also Biomyne Inc. No funds were advanced to the Company by BNC during the year ended February 28, 1996. At February 28, 1996, the Company had a net advance due to BNC of $274,667. During the year ended February 28, 1996, the Company advanced to BEC $10,892 through the payment of expenses on behalf of the partnership. At February 28, 1996, the Company had advanced BEC a total of $176,987 including accrued interest.

Loans to Related Parties
- ------------------------

On August 11, 1994 the Company lent $200,000 to its former Chairman of the Board under an unsecured promissory note agreement. This note is due on demand and bears interest at 8%. Effective July 15, 1995, the Company began deducting amounts from this individual's salary as repayments of this note. On November 22, 1995, this individual stepped down as an officer and Chairman of the Board of Directors and continues to serve the Company as a director. Effective that date, this individual stopped receiving a salary from the Company and began receiving a directors fee of $ 2,000 per month. The Company will offset this amount against the receivable so long as the receivable has not been repaid. During the year ended February 29, 1996, the Company deducted a total of $27,365.

The Company established a reserve for the full amount of this unsecured promissory note during the year ended February 29, 1996. This reserve represents the full amount due under this note and was established due to this individuals inability to either repay the loan or provide adequate collateral and the Company's estimate of the risk of repayment.

During July 1995, the Company received payments totaling $466,130 in full repayment of promissory notes due from a shareholder arising primarily from the exercise of previously issued warrants for the purchase of 419,691 shares at $1.00 per share on June 28, 1994.

BAGA Aktiengesellschaft
- -----------------------

On July 5, 1995, the Company entered into an equity financing agreement with BAGA Aktiengesellschaft (a shareholder of the Company), where BAGA committed to provide up to $14,000,000, on a best efforts basis, to the Company over a two year period. BAGA committed to provide this equity financing through the purchase of unregistered common stock, issued pursuant to Regulation S under the Securities Act of 1933, in several tranches at terms and under conditions set by the Company.

On August 1, 1995, as a part of this financing, BAGA received up-front renumeration of 3,000,000 shares of the Company's common stock, issued pursuant to Regulation S under the Securities Act of 1933 and subject to additional Company imposed restrictions which were released effective December 31, 1995.

As of May 31, 1996, no financing has been provided by BAGA and none is anticipated by the Company under this agreement.

Employment Agreement
- --------------------

The Company entered into an employment agreements with Mr. Theodore J. Georgelas, President and Chief Executive Officer. Mr. Georgelas employment agreement provides for a one year period beginning on January 15, 1996 a base annual salary of $120,000 and long term compensation in the form of a restricted stock grant of 500,000 shares for the Company's common stock. Such shares are fully vested on the date of grant.

Acquisitions
- ------------

Global Communications Group, Inc.

On June 17, 1996 the Company purchased 100% of the capital stock interest of Global Communications Group, Inc. ("Global") pursuant to the Stock Purchase and Exchange Agreement the Company entered into with Global on April 19, 1996 for 17,000,000 post-reverse split shares of the Company's common stock.

dbe Software, Inc.

On June 20, 1996, the Company entered into a Definitive Investment and Option to Merge Agreement with DBE. This Agreement provides for, among other things, the Company to acquire up to 100% of the outstanding capital stock of DBE in two stages. The first stage provides that the Company purchase previously unissued capital stock of DBE representing a 20% capital stock interest for $1,500,000. In June 1996, the Company invested $200,000 as the first installment of this investment and plans to provide $300,000 in July 1996 and $1,000,000 in August 1996 to DBE as required by the Agreement.

Upon closing the first stage, the Company has the option to acquire, by merger, the remaining 80% of the outstanding capital stock directly from the DBE shareholders beginning upon the completion of the first stage investment and ending on August 19, 1997. The consideration paid in the merger of the remaining 80% interest will be an aggregate of $10,600,000. Each of the individual DBE shareholders, subject to certain conditions, shall have the right to receive in lieu of a cash payment, their portion of the purchase price in Company common stock.

The Agreement also provides for a contingent payment of unregistered Company common stock to be made to the DBE shareholders based on certain percentages and achieved levels of sales for a one year period, beginning on the first day of the second quarter following the date of closing of the second stage.


                                 OTHER BUSINESS

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares presented thereby on such matter in accordance with their best judgement.

 SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN THE 1997 PROXY STATEMENT

Under the rules of the Securities and Exchange Commission, shareholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the Annual Meeting of shareholders to be held in 1997 must submit such proposals so as to be received by the Secretary of Company at its principal executive offices on or before February 7, 1997, and the proponent and the proposal must meet eligibility requirements of the Securities and Exchange Commission.

By Order of the Board of Directors,



Jeff Shear
Secretary

McLean, Virginia
July 26, 1996

                                   IMPORTANT

You are cordially invited to attend the Annual Meeting in person. As a shareholder your vote is important. I encourage you to execute and return the accompanying proxy whether or not you plan to attend the meeting so that we may have as many shares as possible represented at the meeting. Returning your completed proxy in the enclosed envelope will not prevent you from voting in person at the meeting if you wish to do so.

I hope that you will attend the meeting and look forward to seeing you there.

                                     PROXY
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 19, 1996

The undersigned hereby appoints Theodore J. Georgelas and Jeff Shear, or either of them, each with full power of substitution, as the proxy holder(s) of the undersigned to represent the undersigned and vote all shares of Common Stock of Sector Communications, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Company at 10:00 AM local time on August 19, 1996 and at any adjournments or postponements of such meeting as follows:

1. To elect as directors, to hold office until their successors are elected, the nominees listed below:

     Theodore Georgelas, S. Allan Kline, Jeff Shear, and Roger Hedin.

     ____  For all nominees listed above except those whose names are handwritten on the line below:
- --------------------------------------------------------------------------------
     To withhold authority to vote for any of the above nominees, write the nominees's name on the line above.

     ____  WITHHOLD AUTHORITY to vote for all nominees listed above.

2. In their discretion the proxy holders are authorized to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting. _____ For _____ Against _____ Abstain

The Board of Directors recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.


- ---------------------------------
(Please print names(s) exactly as
Signature(s) of Shareholder(s)
appear(s) on Stock Certificate)

Print name(s), date and sign exactly as name(s) appear(s) on stock certificate. If shares are held jointly, each shareholder should sign. If signing for estates, trusts, corporations or other entities, title or capacity should be stated.

Dated:  ____________________________

              PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN
                     IT PROMPTLY IN THE ENCLOSED ENVELOPE.